EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2021

NEW YORK, Nov. 17, 2021 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2021.

HIGHLIGHTS Quarter ended September 30, 2021 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,255.3
PSLF investment portfolio	$405.2
Net assets	$660.1
GAAP net asset value per share	$9.85
Increase in GAAP net asset value per share	2.7%
Adjusted net asset value per share (2)	$9.83
Increase in adjusted net asset value per share (2)	2.6%

Credit Facility	$314.8
2024 Notes	$84.5
2026 Notes	$145.9
SBA Debentures	$62.2
Regulatory Debt to Equity	0.83x
Regulatory Net Debt to Equity (3)	0.80x
GAAP Net Debt to Equity (4)	0.89x

Yield on debt investments at quarter-end	9.0%

	Quarter Ended September 30, 2021	Year Ended September 30, 2021
Operating Results:
Net investment income	$11.3	$36.5
GAAP net investment income per share	$0.17	$0.54
Distributions declared per share	$0.12	$0.48

Portfolio Activity:
Purchases of investments	$165.0	$441.4
Sales and repayments of investments	$75.8	$434.5

Number of new portfolio companies invested	16	30
Number of existing portfolio companies invested	17	49
Number of ending portfolio companies	97	97

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(1)	Includes investments in PennantPark Senior Loan Fund, LLC, or PSLF, an unconsolidated joint venture, totaling $105.3 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $0.8 million unrealized loss on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, the “Credit Facility”, and, together with our credit facility with BNP Paribas, as amended, the “Credit Facilities”. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $20.4 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $0.8 million unrealized loss on the Credit Facility, Small Business Act, “SBA”, Debentures and net of $20.4 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. EST ON NOVEMBER 18, 2021

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 12:00 p.m. (Eastern Time) on Thursday, November 18, 2021 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 263-0877 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8143. All callers should reference conference ID #1121877 or PennantPark Investment Corporation. An archived replay of the call will be available through December 2, 2021, by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1121877.

PORTFOLIO AND INVESTMENT ACTIVITY

“PNNT is well positioned as a leading provider of consistent, credible capital across the capital structure to the core middle market. Due to the relative lack of competition in the core middle market, lenders can generally achieve higher returns with lower risk,” said Arthur Penn, Chairman and CEO. “Additionally, PNNT is poised to grow Net Investment Income through a three part strategy including growing assets on balance sheet, growing the PSLF joint venture and rotating equity investments into yielding instruments.”

As of September 30, 2021, our portfolio totaled $1,255.3 million and consisted of $552.5 million of first lien secured debt, $176.9 million of second lien secured debt, $121.2 million of subordinated debt (including $64.2 million in PSLF) and $404.7 million of preferred and common equity (including $41.2 million in PSLF). Our debt portfolio consisted of 92% variable-rate investments and 8% fixed-rate investments. As of September 30, 2021, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized appreciation of $34.2 million as of September 30, 2021. Our overall portfolio consisted of 97 companies with an average investment size of $12.9 million, had a weighted average yield on interest bearing debt investments of 9.0% and was invested 44% in first lien secured debt, 14% in second lien secured debt, 10% in subordinated debt (including 5% in PSLF) and 32% in preferred and common equity (including 3% in PSLF). As of September 30, 2021, all of the investments held by PSLF were first lien secured debt. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

As of September 30, 2020, our portfolio totaled $1,081.8 million and consisted of $439.0 million of first lien secured debt, $220.8 million of second lien secured debt, $113.6 million of subordinated debt (including $63.0 million in PSLF) and $308.3 million of preferred and common equity (including $36.3 million in PSLF). Our debt portfolio consisted of 93% variable-rate investments. As of September 30, 2020, we had two portfolio companies on non-accrual, representing 4.9% and 3.4% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $83.8 million as of September 30, 2020. Our overall portfolio consisted of 80 companies with an average investment size of $13.5 million, had a weighted average yield on interest bearing debt investments of 8.9% and was invested 41% in first lien secured debt, 20% in second lien secured debt, 10% in subordinated debt (including 6% in PSLF) and 29% in preferred and common equity (including 3% in PSLF). As of September 30, 2020, all of the investments held by PSLF were first lien secured debt.

For the three months ended September 30, 2021, we invested $165.0 million in 16 new and 17 existing portfolio companies with a weighted average yield on debt investments of 7.5%. Sales and repayments of investments for the same period totaled $75.8 million. This compares to the three months ended September 30, 2020, in which we invested $27.1 million in three new and seven existing portfolio companies with a weighted average yield on debt investments of 7.0%. Sales and repayments of investments for the same period totaled $48.6 million.

For the year ended September 30, 2021, we invested $441.4 million of investments in 30 new and 49 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the same period totaled $434.5 million.

For the year ended September 30, 2020, we invested $319.3 million in 25 new and 58 existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the same period totaled $162.7 million.

PennantPark Senior Loan Fund, LLC

As of September 30, 2021, PSLF’s portfolio totaled $405.2 million, consisted of 47 companies with an average investment size of $8.6 million and had a weighted average yield on debt investments of 7.1%. For the year ended September 30, 2020, PSLF’s portfolio totaled $353.4 million, consisted of 37 companies with an average investment size of $9.6 million and had a weighted average yield on debt investments of 7.3%.

For the three months ended September 30, 2021, we invested $31.6 million in six new and one existing portfolio company with a weighted average yield on debt investments of 7.0%. Sales and repayments of investments for the same period totaled $11.4 million. This compares to the period from July 31, 2020 (inception) through September 30, 2020, in which PSLF invested $5.7 million in one new portfolio company with a weighted average yield on debt investments of 7.5%. PSLF’s sales and repayments of investments for the same period totaled $11.1 million.

For the year ended September 30, 2021, PSLF invested $149.4 million (of which $123.4 million was purchased from the Company) in 18 new and nine existing portfolio companies with a weighted average yield on debt investments of 7.3%. PSLF’s sales and repayments of investments for the same period totaled $104.9 million.

For the period from July 31, 2020 (inception) through September 30, 2020, PSLF invested $5.7 million in one new portfolio company with a weighted average yield on debt investments of 7.5%. PSLF’s sales and repayments of investments for the same period totaled $11.1 million.

RECENT DEVELOPMENTS

Subsequent to September 30, 2021, we entered into an underwriting agreement, or the Underwriting Agreement, dated October 14, 2021, by and among the Company, PennantPark Investment Advisers, LLC, the “Investment Adviser”, PennantPark Investment Administration , LLC, the “Administrator”, and Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Truist Securities, Inc., as representatives of the several underwriters named on Schedule A to the Underwriting Agreement, in connection with the issuance and sale of $165.0 million aggregate principal amount of our 4.0% Notes due 2026, the “2026-2 Notes”. On October 21, 2021, we closed the transaction and issued $165.0 million in aggregate principal amount of our 2026-2 Notes at a public offering price per note of 99.436%. Interest on the 2026-2 Notes is paid semi-annually on May 1 and November 1 of each year, at a rate of 4.0% per year, commencing May 1, 2022. The 2026-2 Notes mature on November 1, 2026 and may be redeemed in whole or in part at our option subject to a make-whole premium if redeemed more than three months prior to maturity. The 2026-2 Notes are general, unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The 2026-2 Notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles, or similar facilities. We do not intend to list the 2026-2 Notes on any securities exchange or automated dealer quotation system.

On October 14, 2021, we announced that we will redeem $86,250,000 in principal amount of our 5.50% Notes due 2024, or the 2024 Notes, in full on November 13, 2021. The 2024 Notes were redeemed on November 13, 2021, at a redemption price of $25 per 2024 Note, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, November 13, 2021.

Subsequent to quarter end, PNNT had new funded investments of $97.8 million, net of sales and repayments.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the years ended September 30, 2021 and 2020.

Investment Income

Investment income for the three months ended September 30, 2021 and 2020 was $23.1million and $21.3 million, respectively, and was primarily attributable to $13.1 million and $12.3 million from first lien secured debt, $4.4 million and $5.3 million from second lien secured debt and $5.6 million and $3.7 million from subordinated debt and preferred and common equity, respectively.

Investment income for the years ended September 30, 2021 and 2020 was $81.6 million and $100.2 million, respectively, and was attributable to $47.0 million and $63.4 million from first lien secured debt, $20.2 million and $25.9 million from second lien secured debt and $14.4 million and $10.9 million from subordinated debt and preferred and common equity, respectively. The decrease in investment income over the prior year was primarily due to a decrease in the London Inter-Bank Offered Rate, or LIBOR, and a lower average investment balance.

Expenses

Net expenses for the three months ended September 30, 2021 and 2020 totaled $11.9 million and $14.0 million, respectively. Base management fee totaled $4.6 million and $4.4 million, incentive fee totaled $0.6 million and zero, debt related interest and other financing costs totaled $5.7 million and $8.2 million (including one-time costs of $2.2 million associated with the PSLF transaction), general and administrative expenses totaled $0.9 million and $1.2 million and provision for taxes totaled $0.2 million and $0.3 million, respectively, for the same periods.

Net expenses for the years ended September 30, 2021 and 2020 totaled $45.1 million and $61.5 million, respectively. Base management fee totaled $17.3 million and $18.6 million, incentive fee totaled $0.6 million and $2.7 million (after an incentive fee waiver of $1.9 million), debt related interest and other financing expenses totaled $22.5 and $34.4 million (including one-time costs of $2.2 million associated with the PSLF transaction), general and administrative expenses totaled $4.1 million and $4.7 million and provision for taxes totaled $0.6 million and $1.2 million, respectively, for the same periods. The decrease in expenses over the prior year was primarily due to a decrease in debt related expenses and a decrease in incentive fees.

Net Investment Income

Net investment income totaled $11.3 million, or $0.17 per share, and $7.3 million, or $0.11 per share, for the three months ended September 30, 2021 and 2020, respectively.

Net investment income totaled $36.5 million, or $0.54 per share, and $38.7 million, or $0.58 per share, for the years ended September 30, 2021 and 2020, respectively. The decrease in net investment income per share compared to the prior year was primarily due to a decrease in LIBOR.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2021 and 2020 totaled $75.8 million and $48.6 million, respectively, and net realized gain (loss) totaled $5.6 million and ($10.1) million, respectively, for the same periods.

Sales and repayments of investments for the years ended September 30, 2021 and 2020 totaled $434.5 million and $162.7 million, respectively, and net realized gain (loss) totaled $30.0 million and ($20.8) million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized, caused by the fluctuations in the market and in the economy.

Unrealized Appreciation or Depreciation on Investments and Credit Facilities

For the three months ended September 30, 2021 and 2020, we reported a net change in unrealized appreciation on investments of $7.6 million and $21.3 million, respectively. For the years ended September 30, 2021 and 2020, we reported net change in unrealized appreciation (depreciation) on investments of $117.9 million and ($46.2) million, respectively. As of September 30, 2021 and 2020, our net unrealized appreciation (depreciation) on investments totaled $34.2 million and ($83.8) million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2021 compared to the prior year was primarily due to changes in the capital market conditions as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

For the three months ended September 30, 2021 and 2020, our Credit Facilities had a net change in unrealized (depreciation) appreciation of ($0.7) million and $9.0 million, respectively. For the years ended September 30, 2021 and 2020, our Credit Facilities had a net change in unrealized appreciation (depreciation) of $17.8 million and ($12.3) million, respectively. As of September 30, 2021 and 2020, our net unrealized depreciation on our Credit Facilities totaled $0.8 million and $19.6 million, respectively. The net change in unrealized depreciation for the year ended September 30, 2021 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $25.1 million, or $0.37 per share, and $9.5 million, or $0.14 per share, for the three months ended September 30, 2021 and 2020, respectively.

Net change in net assets resulting from operations totaled $166.6 million, or $2.49 per share, and ($16.0) million, or ($0.24) per share, for the years ended September 30, 2021 and 2020, respectively. The increase in net assets from operations for the year ended September 30, 2021 compared to the prior year was primarily due to appreciation of the portfolio primarily driven by recovery from the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facilities, see the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

The annualized weighted average cost of debt for the years ended September 30, 2021 and 2020, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facilities, amortized upfront fees on SBA debentures and debt retirement and issuance costs, was 3.5% and 4.0%, respectively. As of September 30, 2021 and 2020, we had $118.5 million and $86.7 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of September 30, 2021 and 2020, we had $316.5 million and $388.3 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.4% and 2.5%, respectively, exclusive of the fee on undrawn commitment, as of September 30, 2021 and 2020.

As of September 30, 2021 and 2020, we had cash and cash equivalents of $20.4 million and $25.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $7.9 million for the year ended September 30, 2021, and our financing activities used cash of $13.4 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for net repayments under our Credit Facilities and the repayment of the SBA debentures.

Our operating activities used cash of $129.6 million for the year ended September 30, 2020, and our financing activities provided cash of $95.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily for net borrowings under our Credit Facilities.

DISTRIBUTIONS

During the years ended September 30, 2021 and 2020, we declared distributions of $0.48 and $0.60 per share, for total distributions of $32.2 million and $40.2 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its annual report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2021	September 30, 2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$729,811,369 and $713,683,209, respectively)	$820,500,111	$735,674,666
Non-controlled, affiliated investments (cost—$78,723,320 and $77,628,920, respectively)	50,161,391	27,753,893
Controlled, affiliated investments (cost—$412,586,761 and $374,260,162, respectively)	384,628,332	318,342,859
Total of investments (cost—$1,221,121,450 and $1,165,572,291 , respectively)	1,255,289,834	1,081,771,418
Cash and cash equivalents (cost—$20,382,959 and $25,801,087 , respectively)	20,357,016	25,806,002
Interest receivable	4,958,217	5,005,715
Receivable for investments sold	12,792,969	—
Distribution receivable	1,694,000	1,393,716
Prepaid expenses and other assets	—	376,030
Total assets	1,295,092,036	1,114,352,881
Liabilities
Distributions payable	8,045,413	8,045,413
Payable for investments purchased	8,407,287	5,461,508
Credit Facility payable, at fair value (cost—$316,544,900 and $388,252,000, respectively)	314,813,145	368,701,972
2024 Notes payable, net (par—$86,250,000 and $86,250,000, respectively)	84,503,061	83,837,560
2026 Notes payable, net (par—$150,000,000 and zero, respectively)	145,865,253	—
SBA debentures payable, net (par—$63,500,000 and $118,500,000, respectively)	62,158,642	115,772,677
Base management fee payable, net	4,580,227	4,369,637
Incentive fee payable, net	574,728	—
Interest payable on debt	4,942,513	2,022,614
Accrued other expenses	1,057,660	432,648
Total liabilities	634,947,929	588,644,029
Commitments and contingencies
Net assets
Common stock, 67,045,105 and 67,045,105 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	67,045	67,045
Paid-in capital in excess of par value	786,992,974	787,625,031
Accumulated distributable loss	(126,915,912)	(261,983,224)
Total net assets	$660,144,107	$525,708,852
Total liabilities and net assets	$1,295,092,036	$1,114,352,881
Net asset value per share	$9.85	$7.84

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2021	2020	2019
Investment income:
From non-controlled, non-affiliated investments:
Interest	$46,018,282	$77,453,276	$88,060,418
Payment-in-kind	8,566,689	7,233,317	6,445,122
Other income	4,136,578	4,821,510	3,122,988
From non-controlled, affiliated investments:
Interest	456,998	—	—
From controlled, affiliated investments:
Interest	9,824,994	3,387,858	9,381,881
Payment-in-kind	6,222,805	7,328,846	4,319,300
Dividend income	6,361,050	—	—
Other income	—	—	776,945
Total investment income	81,587,346	100,224,807	112,106,654
Expenses:
Base management fee	17,334,682	18,636,039	18,225,229
Performance-based incentive fee	574,728	4,579,660	5,146,696
Interest and expenses on debt	22,506,953	32,167,755	28,943,312
Administrative services expenses	1,770,080	2,075,080	2,113,895
Other general and administrative expenses	2,323,923	2,573,920	2,637,820
Expenses before Management Fees waiver, provision for taxes and financing costs	44,510,366	60,032,454	57,066,952
Management Fees waiver	—	(1,921,987)	—
Provision for taxes	600,000	1,200,000	1,200,000
Make-whole premium	—	—	2,162,526
PSLF transaction costs	—	2,184,128	—
Credit facility amendment and debt issuance costs	—	—	7,080,205
Net expenses	45,110,366	61,494,595	67,509,683
Net investment income	36,476,980	38,730,212	44,596,971
Realized and change in unrealized gain (loss) on investments and debt:
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	49,729,190	(11,577,419)	(51,940,526)
Non-controlled and controlled, affiliated investments	(19,708,359)	—	(56,575,132)
Deconsolidation loss	—	(9,249,833)	—
Net realized (loss) gain on investments	30,020,831	(20,827,252)	(108,515,658)
Net change in change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	50,129,570	7,686,665	22,788,117
Non-controlled and controlled, affiliated investments	67,807,797	(53,863,620)	51,361,260
Debt	(17,818,273)	12,304,242	5,694,116
Net change in unrealized (depreciation) appreciation on investments and debt	100,119,094	(33,872,713)	79,843,493
Net realized and change in unrealized gain (loss) from investments and debt	130,139,925	(54,699,965)	(28,672,165)
Net (decrease) increase in net assets resulting from operations	$166,616,905	$(15,969,753)	$15,924,806
Net (decrease) increase in net assets resulting from operations per common share	$2.49	$(0.24)	$0.24
Net investment income per common share	$0.54	$0.58	$0.66

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $5.2 billion of investable capital, including potential leverage.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:
Richard Cheung
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com